Exhibit 10.4

ADVISORY AGREEMENT

ADVISORY AGREEMENT (this “Agreement”) dated as of the 9th day of April, 2007, by and among WORLD MONITOR TRUST III – SERIES J (“Series J”), a separate series of World Monitor Trust III, a Delaware statutory trust (the “Trust”), PREFERRED INVESTMENT SOLUTIONS CORP., a Delaware corporation (the “Managing Owner”) and ORTUS CAPITAL MANAGEMENT (CAYMAN) LIMITED, a company incorporated in the Cayman Islands (the “Advisor”).

WITNESSETH:

WHEREAS, the Trust has been organized primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of currency spot and forward contracts. Other transactions also may be effected from time to time, including among others, those as more fully identified in Exhibit A hereto; the foregoing transactions and instruments are collectively referred to as “Financial Instruments”; and

WHEREAS, the Managing Owner is the managing owner of the Trust; and

WHEREAS, the Managing Owner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Financial Instruments trading activities of Series J; and

WHEREAS, the Advisor’s present business includes the management of Financial Instruments accounts for its clients; and

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WHEREAS, the Trust is making a public offering (the “Offering”) of beneficial interests in the Trust (the “Interests”) evidenced by different series of Interests (each, a “Series”) through Kenmar Securities Inc., as Selling Agent, and in connection therewith, the Trust has filed with the U. S. Securities and Exchange Commission (the “SEC”), pursuant to the Securities Act of 1933, as amended (the “1933 Act”), a registration statement on Form S-1 registering the beneficial interests (the “Interests”), including the Series J Interests (Units relating to the Series J Interests are referred to herein as the “Series J Units”), and as part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the “Registration Statement” and which prospectus, in final form, shall be referred to herein as the “Prospectus”); and

WHEREAS, the Trust has prepared and filed applications for registration of the Interests under the securities or Blue Sky laws of such jurisdictions as the Managing Owner deems appropriate; and

WHEREAS, Series J and the Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services on behalf of Series J during the term of this Agreement;

NOW, THEREFORE, the parties agree as follows:

1. Duties of the Advisor.

(a) Appointment. Series J hereby appoints the Advisor, and the Advisor hereby accepts appointment, as its limited attorney-in-fact to exercise discretion to invest and reinvest in Financial Instruments during the term of this Agreement the portion of Series J’s Net

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Asset Value (as defined in the Prospectus) allocated to the Advisor which initially shall not be less than $10 million (the “Allocated Assets”, and the account(s) for holding the Financial Instruments of the Allocated Assets shall be referred as the “Account”) on the terms and conditions and for the purposes set forth herein. This limited power-of-attorney is a continuing power and shall continue in effect with respect to the Advisor until terminated hereunder. The Advisor shall have sole authority and responsibility for independently directing the investment and reinvestment in Financial Instruments of the Allocated Assets for the term of this Agreement pursuant to the trading programs, methods, systems, and strategies described in Exhibit A hereto, which Series J and the Managing Owner have selected to be utilized by the Advisor in trading the Allocated Assets (collectively referred to as the Advisor’s “Trading Approach”), subject to the trading policies and limitations as set forth in the Prospectus and attached hereto as Exhibit B (the “Trading Policies and Limitations”), as the same may be modified from time to time and provided in writing to the Advisor. The portion of the Allocated Assets to be allocated by the Advisor at any point in time to one or more of the various trading strategies comprising the Advisor’s Trading Approach will be determined as set forth in Exhibit A hereto, as it may be amended from time to time, with the consent of the parties, it being understood that trading gains and losses automatically will alter the agreed upon allocations. Upon receipt of a new allocation, the Advisor will determine and, if required, adjust its trading in light of the new allocation.

(b) Allocation of Responsibilities. Series J will have the responsibility for the management of any portion of the Allocated Assets that are not invested in Financial Instruments. The Advisor will use its good faith and best efforts in determining the investment and reinvestment in Financial Instruments of the Allocated Assets in compliance with the Trading Policies and Limitations, and in accordance with the Advisor’s Trading Approach. In

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the event that Series J shall, in its sole discretion, determine in good faith following consultation appropriate under the circumstances with the Advisor that any trading instruction issued by the Advisor violates the Trading Policies and Limitations, then Series J, following reasonable notice to the Advisor appropriate under the circumstances, may override such trading instruction and shall be responsible therefor. Nothing herein shall be construed to prevent the Managing Owner from imposing any limitation(s) on the trading activities of Series J beyond those enumerated in the Prospectus if the Managing Owner determines that such limitation(s) are necessary or in the best interests of the Trust or Series J, in which case the Advisor will adhere to such limitations following written notification thereof.

(c) Gains From Trading Approach. The Advisor agrees that at least 90% of the annual gross income and gain, if any, generated by its Trading Approach for Allocated Assets will be “qualifying income” within the meaning of Section 7704(d) of the Code (it being understood that such income will largely result from buying and selling Financial Instruments and that the Trading Approach is not intended primarily to generate interest income). The Advisor also agrees that it will attempt to trade in such a manner as to allow non-U.S. Limited Owners (as defined below) to qualify for the safe harbors found in Section 864(b)(2) of the Code and as interpreted in the regulations promulgated or proposed thereunder.

(d) Modification of Trading Approach. In the event the Advisor requests to use, or Series J requests the Advisor to use, a trading program, system, method or strategy other than or in addition to the trading programs, systems, methods or strategies comprising the Trading Approach in connection with trading for Series J (including, without limitation, the deletion or addition of an agreed upon trading program, system, method or strategy to the then agreed upon Trading Approach), either in whole or in part, the Advisor may not do so and/or

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shall not be required to do so, as appropriate, unless both Series J and the Advisor consent thereto in writing.

(e) Notification of Material Changes. The Advisor also agrees to give Series J prior written notice of any proposed material change in its Trading Approach, and agrees not to make any material change in such Trading Approach (as applied to Series J) over the objection of Series J, it being understood that the Advisor shall be free to institute non-material changes in its Trading Approach (as applied to Series J) without prior written notification. Without limiting the generality of the foregoing, refinements to the Advisor’s Trading Approach, and the deletion (but not the addition) of Financial Instruments (other than the addition of Financial Instruments then being traded in the interbank foreign currency market) to or from the Advisor’s Trading Approach, and variations in the leverage principles and policies utilized by the Advisor, shall not be deemed a material change in the Advisor’s Trading Approach, and prior approval of Series J shall not be required therefor.

Subject to adequate assurances of confidentiality, the Advisor agrees that it will discuss with Series J upon request any trading methods, programs, systems or strategies used by it for trading customer accounts which differ from the Trading Approach used for Series J, provided that nothing contained in this Agreement shall require the Advisor to disclose what it deems to be proprietary or confidential information.

(f) Request for Information. The Advisor agrees to provide Series J with any reasonable information concerning the Advisor that Series J may reasonably request (other than the identity of its customers or proprietary or confidential information concerning the Trading Approach), subject to receipt of adequate assurances of confidentiality by Series J, including, but

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not limited to, information regarding any change in control, key personnel, Trading Approach and financial condition which Series J reasonably deems to be material to Series J; the Advisor also shall notify Series J of any such matters the Advisor, in its reasonable judgment, believes may be material to Series J relating to the Advisor and its Trading Approach. During the term of this Agreement, the Advisor agrees to provide Series J with updated monthly information related to the Advisor’s performance results within a reasonable period of time after the end of the month to which it relates.

(g) Notice of Errors. The Advisor is responsible for promptly reviewing all oral and written confirmations it receives to determine that the Financial Instruments trades were made in accordance with the Advisor’s instructions. If the Advisor determines that an error was made in connection with a trade or that a trade was made other than in accordance with the Advisor’s instructions, the Advisor shall promptly notify Series J of this fact and shall utilize its commercially reasonable efforts to cause the error or discrepancy to be corrected.

(h) Liability. Neither the Advisor nor any employee, director, officer or shareholder of the Advisor, nor any person who controls the Advisor, shall be liable to Series J, its officers, directors, Members, shareholders or employees, or any person who controls Series J, or any of their respective successors or assignees under this Agreement, except by reason of acts or omissions in material breach of this Agreement or due to their willful misconduct or gross negligence or by reason of their not having acted in good faith in the reasonable belief that such actions or omissions were in the best interests of Series J and its Members; it being understood that the Advisor makes no guarantee of profit nor offers any protection against loss, and that all purchases and sales of Financial Instruments shall be for the account and risk of Series J, and the

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Advisor shall incur no liability for trading profits or losses resulting therefrom provided the Advisor would not otherwise be liable to Series J under the terms hereof.

(i) Initial Allocation, Additional Allocations, and Reallocations. Initially, the Allocated Assets will total an amount allocated to the Advisor by the Managing Owner.

(j) Additional Allocations and Reallocations. Subject to Section 10(a) below, Series J may, on a monthly basis during the Trust’s Continuous Offering Period, as described in the Prospectus, (i) allocate additional assets to the Advisor, (ii) reallocate the Allocated Assets away from the Advisor to another trading advisor (an “Other Advisor”), (iii) reallocate assets to the Advisor from an Other Advisor or (iv) allocate additional capital with respect to the Allocated Assets to an Other Advisor.

(k) Delivery of Memorandum. The Advisor agrees to provide to the Managing Owner any amendment, or supplement, to the Memorandum (as defined below) attached hereto as Exhibit D (an “Update”) as soon as such Update is available for distribution.

2. Indemnification.

(a) Series J Indemnification of the Advisor. Subject to the provisions of Section 3 of this Agreement, the Advisor, and each officer, director, shareholder and employee of the Advisor, and each person who controls the Advisor, shall be indemnified, defended, and held harmless by Series J and the Managing Owner, jointly and severally, from and against any and all claims, losses, judgments, liabilities, damages, costs, expenses (including, without limitation, reasonable investigatory and attorneys’ fees and expenses) and amounts paid in settlement of any claims in compliance with the conditions specified below (collectively,

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“Losses”) sustained by the Advisor (i) in connection with any acts or omissions of the Advisor, or any of its officers, directors or employees relating to its management of the Allocated Assets, including in connection with this Agreement or otherwise as a result of the Advisor’s performance of services on behalf of Series J or its role as trading advisor to the Allocated Assets, (ii) as a result of a material breach of this Agreement by Series J or the Managing Owner, (iii) in connection with or as a result of situations caused not by the Advisor but by other advisors of Series J or the Trust, provided that, (i) such Losses were not the result of negligence, misconduct or a material breach of this Agreement on the part of the Advisor, and its officers, directors, shareholders and employees, and each person controlling the Advisor, (ii) the Advisor, and its officers, directors, shareholders and employees, and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of Series J and (iii) any such indemnification will only be recoverable from the Allocated Assets and the assets of the Managing Owner and not from any other assets of Series J or the other Series of the Trust, and provided further, that no indemnification shall be permitted under this Section 2 for amounts paid in settlement if either (A) the Advisor fails to notify Series J of the terms of any settlement proposed, at least fifteen (15) days before any amounts are paid, or (B) Series J does not approve the amount of the settlement within fifteen (15) days (such approval not to be withheld unreasonably). Notwithstanding the foregoing, Series J shall, at all times, have the right to offer to settle any matter for a monetary amount with the approval of the Advisor (which approval shall not be withheld unreasonably) and if Series J successfully negotiates a monetary settlement and tenders payment therefor to the party claiming indemnification (the “Indemnitee”) the Indemnitee must either use commercially reasonable efforts to dispose of the matter in accordance with the terms and conditions of the proposed

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settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of Series J to the Indemnitee shall be the amount of said proposed settlement; provided, however, that nothing herein contained shall require the Indemnitee to accept any settlement which has provisions requiring anything other than payment of a monetary amount.

(b) Default Judgments and Confessions of Judgment. None of the foregoing provisions for indemnification shall be applicable with respect to default judgments or confessions of judgment entered into by the Indemnitee, with its knowledge, without the prior consent of Series J.

(c) Procedure. In the event that an Indemnitee under this Section 2 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such Indemnitee shall be indemnified only for that portion of the Losses incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

(d) Expenses. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against an Indemnitee shall be paid by Series J in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if sustained, would entitle the Indemnitee to indemnification pursuant to the terms of this Section 2, and (ii) the Advisor undertakes to repay the advanced funds to Series J in cases in which the Indemnitee is not entitled to indemnification pursuant to this Section 2.

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3. Limits on Claims.

(a) Prohibited Acts. The Advisor agrees that it will not take any of the following actions against Series J: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust or Series J in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust or Series J a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust or Series J under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or Series J or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively, “Bankruptcy or Insolvency Action”).

(b) Limited Assets Available. In addition, the Advisor agrees that for any obligations due and owing to it by Series J, the Advisor will look solely and exclusively to the Allocated Assets to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust or Series J, whether there is a Bankruptcy or Insolvency Action taken or otherwise. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

(c) No Limited Owner Liability. This Agreement has been made and executed by and on behalf of Series J for the benefit of Series J and the obligations of Series J set

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forth herein are not binding upon any of the owners of any Series (“Limited Owners”) individually, but are binding only upon the assets and property identified above and no resort shall be had to the assets of Series J other than Allocated Assets in the Account or any other Series issued by the Trust or the Limited Owners’ personal property for the satisfaction of any obligation or claim hereunder.

4. Obligations of the Trust, the Managing Owner and the Advisor.

(a) The Registration Statement and Prospectus. Each of Series J and the Managing Owner agrees to cooperate and use its good faith, and best efforts in connection with (i) the preparation by the Trust of the Registration Statement and the Prospectus (and any amendments or supplements thereto), (ii) the filing of the Registration Statement and the Prospectus (and any amendments or supplements thereto) with such governmental and self-regulatory authorities as the Managing Owner deems appropriate for the registration and sale of the Interests and the taking of such other actions not inconsistent with this Agreement as the Managing Owner may determine to be necessary or advisable in order to make the proposed offer and sale of Interests lawful in any jurisdiction, (iii) causing the Registration Statement (and any amendment thereto) to become effective under the 1933 Act and the Blue Sky securities laws of such jurisdictions as the Managing Owner may deem appropriate, and (iv) the taking of such other actions as the Managing Owner may reasonably determine to be necessary or advisable in order to comply with any other legal or regulatory requirements applicable to the Trust or Series J. The Advisor agrees to make all required disclosures regarding itself, its officers and principals, trading performance, Trading Approach, customer accounts (other than the names of customers, unless such disclosure is required by law or regulation) and otherwise as may be required, in the reasonable judgment of counsel to the Managing Owner, to be made in

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the Registration Statement and Prospectus and in applications to any such jurisdictions by reason of any law or regulation applicable to the Trust or Series J. Except as required by applicable law or regulations, no description of, or other information relating to, the Advisor may be distributed by the Managing Owner and/or Series J without the prior written consent of the Advisor; provided that distribution (no frequent than weekly) of performance information for periods of one week or greater relating to Series J’s account as a whole (not solely relating to the Allocated Assets of Series J allocated to the Advisor) according to Section 5(c)(B) shall not require consent of the Advisor. In addition, except as required by applicable law or regulations, the Managing Owner and/or Series J shall not disclose or distribute information relating to the Financial Instrument positions in, or purchases or sales of Financial Instruments for, the Account, provided that Series J and/or the Managing Owner will provide the Advisor with prior written notice of the information to be disclosed to the extent that such notice is permissible under the circumstances and will seek, and will allow Advisor to seek, to obtain confidential treatment of such information by the persons to whom it is disclosed.

(b) Road Shows. The Advisor agrees to participate in “road show” and similar presentations in connection with the offering of the Series J Interests to the extent reasonably requested by the Managing Owner, on the following conditions: (i) all expenses incurred by the Advisor in the course of such participation will be paid for by the Managing Owner and/or the Selling Agent, (ii) the Advisor shall not be obligated to take any action which might require registration as a broker-dealer or investment adviser under any applicable federal or state law, and (iii) the Advisor shall not be required to assist in “road show” or similar presentations to the extent that it reasonably believes that doing so would interfere with its trading, marketing or other activities or otherwise would be unduly burdensome to it.

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(c) Advisor Not A Promoter. The parties acknowledge that the Advisor has not been, either alone or in conjunction with the Selling Agent or its affiliates, an organizer or promoter of Series J, and it is not intended by the parties that the Advisor shall have any liability as such.

(d) Filings. The Advisor acknowledges that the Trust may at any time determine not to file the Registration Statement with the SEC or withdraw the Registration Statement from the SEC or any other governmental or self-regulatory authority with which it is filed or otherwise terminate the Registration Statement or the offering of Interests. Upon any such withdrawal or termination, this Agreement shall terminate and, except for the payment of expenses as set forth in subparagraph 4(b) above and in paragraph 2, neither Series J nor the Managing Owner shall have any obligations to the Advisor with respect to this Agreement nor shall the Advisor have any obligations to Series J or the Managing Owner with respect to this Agreement.

(e) Representation Agreement. On or prior to the commencement of the offering of Interests pursuant to the Prospectus, the parties agree to execute a Representation Agreement (the “Representation Agreement”) relating to the offering of the Series J Interests substantially in the form of Exhibit C to this Agreement.

5. Advisor Independence.

(a) Independent Contractor. The Advisor shall for all purposes herein be deemed to be an independent contractor with respect to Series J, the Managing Owner and each other trading advisor that may in the future provide trading advisory services to Series J and the Managing Owner and its affiliates, and shall, unless otherwise expressly authorized, have no

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authority to act for or to represent Series J, the Managing Owner, any other trading advisor or the Selling Agent in any way or otherwise be deemed to be a general agent, joint venturer or partner of Series J, the Managing Owner, any other trading advisor, or in any way be responsible for the acts or omissions of Series J, the Managing Owner, any other trading advisor as long as it is acting independently of such persons.

(b) Purchase of Interests. Any of the Advisor, its principals and employees may, in its discretion, purchase Interests in the Trust.

(c) Confidentiality. Series J and the Managing Owner acknowledge that the Trading Approach (including methods, models and strategies of the Advisor) and positional information, trading records, and performance information of the Account are the proprietary properties of the Advisor. Each of Series J and the Managing Owner agrees to maintain in strict confidence any and all Confidential Information (as defined below) regarding the Advisor which it obtains pursuant to or in connection with this Agreement or the relationship created hereby and agrees that (i) it shall use such Confidential Information solely in the performance of its duties hereunder; (ii) it shall not disclose any such Confidential Information to any person other than the Privileged Persons (as defined below) except:

(A) as required to do so by applicable laws, the request of any regulatory body or valid legal process, provided, however, that Series J and/or the Managing Owner will provide the Advisor with prior written notice of the information to be disclosed to the extent that such notice is permissible under the circumstances and will seek, and will allow Advisor to seek, to obtain confidential treatment of such information by the persons to whom it is disclosed; and

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(B) as for performance information, Series J and the Managing Owner can disclose no more frequently than weekly to Limited Owners estimated performance returns of Series J as whole (and not the Advisor’s performance for the Account) only for periods of one week or greater (i.e. any two time points used for measuring the return performance of the Series J as a whole must be apart by one week or more). For avoidance of doubt, Series J and the Managing Owner may not disclose more than once per week to Limited Owners any performance information with respect to Series J or the Advisor for time periods shorter than one week, information relating to the Financial Instrument positions in, or purchases or sales of Financial Instruments for, the Account.

As used herein the term “Privileged Persons” shall only include Series J the Managing Owner, the Managing Owner Affiliates (as defined below), and each such party’s officers and employees, attorneys, accountants and Series J’s administrator and prime broker who need to know such Confidential Information solely for the purpose of servicing this Account. (Series J and the Managing Owner represent that the Privileged Persons are bound by confidentiality agreements.); for avoidance of doubt, the Privileged Persons shall exclude any Limited Owners, any affiliate of the Managing Owner and their respective officers and employees.

As used herein the term “Confidential Information” shall mean and include, but not be limited to, each party’s respective proprietary or confidential market and/or computerized investment approaches, trading systems or programs, mathematical models, simulated results, simulation software, price or research databases, trading records and positional information of the Account, performance data of the Account (including but not limited to actual or estimated returns of periods shorter than one month), other research, algorithms, numerical techniques,

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analytical results, technical data, strategies and methodologies, business methods, trade secrets, internal marketing materials or memoranda, corporate policies, supervisory and risk control techniques and procedures, fee and compensation structures, trader trial programs, investor and contact lists, knowledge of facilities and any books and records made available to either party and any other proprietary materials or information; provided, however, that the term Confidential Information shall not include any such information which (a) was in the non-disclosing party’s possession prior to its being furnished under the terms of this Agreement, (b) is now, or hereafter becomes, through no act or failure to act on the part of the non-disclosing party, generally known to the public, (c) is rightfully obtained by the non-disclosing party from a third party, without breach of any obligation to the disclosing party, or (d) has been independently developed by the non-disclosing without use of or reference to the Confidential Information prior to this Agreement.

As used herein the term “Managing Owner Affiliates” shall only include those companies that are wholly owned, directly or indirectly, by Kenneth A. Shewer and Marc S. Goodman, including any parent companies, subsidiaries, affiliates or other entities that control, are controlled by, or are under common control with, the Managing Owner.

Upon termination of this Agreement or completion of the services contemplated by this Agreement, or at any time that either party may so request, Series J and the Managing Owner, as the recipient of Confidential Information (“Recipient”), shall promptly return to the disclosing party (the “Provider”), or destroy, all Confidential Information in the Recipient’s possession, except that neither party is required to return to the Provider or destroy any Confidential Information that the Recipient must retain pursuant to applicable law.

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Series J and the Managing Owner each acknowledge that the Advisor hereto shall be irreparably injured if Series J and/or the Managing Owner violate the confidentiality obligations set forth in this Section 5(c). Series J and the Managing Owner further acknowledge and agree that Advisor shall be entitled to a court order enjoining any such violation without proof of irreparable harm or the posting of any bond or other security, and that Series J and the Managing Owner shall not challenge the granting of such relief or any requests therefore. Series J and/or the Managing Owner shall notify Advisor immediately upon discovery of any unauthorized use of or access to or disclosure of Confidential Information or any threat of doing so, and shall cooperate with Advisor in every reasonable way to help regain possession of such Confidential Information and to prevent its further unauthorized use or access. Series J and the Managing Owner each agree that they shall not, and shall not cause anyone to, engage in financial transactions based on the Advisor’s Confidential Information. Series J and the Managing Owner each further agree that they shall not, and shall not cause anyone, to use any information or data concerning the Account or its trading activities to recreate or reverse engineer any of the Advisor’s investment strategies, models or processes.

This Section 5 (c) shall survive the termination of this Agreement.

6. Broker.

All Financial Instruments traded for the account of Series J shall be made through such broker or brokers or counterparty or counterparties as Series J directs or otherwise in accordance with such order execution procedures as are agreed upon between the Advisor and Series J. Except as set forth below, the Advisor shall not have any authority or responsibility in selecting or supervising any floor broker or counterparty for execution of Financial Instruments

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trades of Series J or for negotiating floor brokerage commission rates or other compensation to be charged therefor. The Advisor shall not be responsible for determining that any such broker or counterparty used in connection with any Financial Instruments transactions meets the financial requirements or standards imposed by Series J’s Trading Policies and Limitations. At the present time it is contemplated that Series J will execute and clear all Financial Instruments trades through UBS Securities LLC or UBS AG. The Advisor may, however, with the consent of Series J, such consent not to be unreasonably withheld, execute transactions at such other firm(s), and upon such terms and conditions, as the Advisor and Series J agree if such firm(s) agree to “give up” all such transactions to UBS Securities LLC or UBS AG for clearance. To the extent that Series J determines to utilize a broker or counterparty other than UBS Securities LLC or UBS AG, Series J will consult with the Advisor prior to directing it to utilize such broker or counterparty, and will not retain the services of such firm(s) over the reasonable objection of the Advisor.

7. Fees.

In consideration of and in compensation for the performance of the Advisor’s services under this Agreement, the Advisor shall receive from Series J a monthly management fee (the “Management Fee”) and a quarterly incentive fee (the “Incentive Fee”) based on the Allocated Assets, which in all events shall be unaffected by the performance of the other Series or any other trading advisor, as follows:

(a) A Management Fee equal to 1/6% of 1% (0.16667%) of the Allocated Assets determined as of the close of business on the last day of each month (an annual rate of 2%). For purposes of determining the Management Fee, any distributions, redemptions, or

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reallocation of the Allocated Assets made as of the last day of a month shall be added back to the Allocated Assets and there shall be no reduction for (i) any accrued but unpaid incentive fees due the Advisor under paragraph (b) below for the quarter in which such fees are being computed, or (ii) any accrued but unpaid extraordinary expenses (as defined in the Trust Agreement). The Management Fee determined for any month in which an Advisor manages the Allocated Assets for less than a full month shall be pro rated, such proration to be calculated on the basis of the number of days in the month the Allocated Assets were under the Advisor’s management as compared to the total number of days in such month, with such proration to include appropriate adjustments for any funds taken away from the Advisor’s management during the month for reasons other than distributions or redemptions, including but not limited to the reduction of the Allocated Assets allocated to the Advisor’s management resulting from the payment of extraordinary expenses. Management fees paid pursuant to this Section are non-refundable.

(b) An Incentive Fee of twenty per cent (20%) (the “Incentive Fee”) of “New High Net Trading Profits” (as hereinafter defined) generated on the Allocated Assets, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter (the “Incentive Measurement Date”).

New High Net Trading Profits (for purposes of calculating the Advisor’s Incentive Fee only) will be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of Series J (each an “Incentive Measurement Period”).

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New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from trading the Allocated Assets during such period (including (i) realized trading profit (loss) plus (or minus) (ii) the change in unrealized trading profit (loss) on open positions) and will be calculated after the determination of Series J’s transaction costs attributable to the Allocated Assets, the Advisor’s Management Fee, the operating expenses for which the Allocated Assets are responsible (for avoidance of doubt, such operating expenses, currently estimated to be 0.68% per annum of the Allocated Assets, only include fees and expenses relating to fund administration, legal and accounting/auditing), and any extraordinary expenses (e.g., litigation, costs or damages) paid during an Incentive Measurement Period which are specifically related to the Advisor, but before deduction of any Incentive Fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on the Allocated Assets. New High Net Trading Profits will be generated only to the extent that the Advisor’s cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by the Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if this Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to Series J in an Incentive Measurement Period, distributions or redemptions paid or payable by Series J during an Incentive Measurement Period, as well as

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losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (i.e., to the extent that assets are allocated away from the Advisor (through redemptions, distributions or allocations caused by Series J), any loss carryforward attributable to the Advisor shall be reduced in the same proportion that the value of the assets allocated away from the Advisor comprises the value of the Allocated Assets prior to such allocation away from the Advisor. In calculating cumulative New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Notwithstanding the foregoing, the Advisor acknowledges and agrees that

(c) Timing of Payment. Management Fees and Incentive Fees shall be paid within fifteen (15) business days following the end of the period for which they are payable. The first incentive fee which may be due and owing to the Advisor in respect of any New High Net Trading Profits will be due and owing as of the end of the first calendar quarter during which the Trading Advisor managed the Allocated Assets for at least forty five (45) days. If an Incentive Fee shall have been paid by the Trust to the Advisor in respect of any calendar quarter and the Advisor shall incur subsequent losses on the Allocated Assets the Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High Net Trading Profits.

(d) Fee Data. Series J will provide the Advisor with the data used by Series J to compute the foregoing fees within ten (10) business days of the end of the relevant period. The Advisor shall be free to contest the calculations if in its reasonable judgment they are inaccurate.

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(e) Third Party Payments. Neither the Advisor, nor any of its officers, directors, employees or stockholders, shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which Series J carries an account for transactions executed in Series J’s account. The parties acknowledge that a spouse of any of the foregoing persons may receive floor brokerage commissions in respect of trades effected pursuant to the Advisor’s Trading Approach on behalf of Series J, which payment shall not violate the preceding sentence.

8. Term and Termination.

(a) Term. This Agreement shall commence on the date hereof and, unless sooner terminated pursuant to paragraphs (b), (c) or (d) of this Section 8, shall continue in effect until the close of business on the last day of the month ending 12 full months following the commencement of Series J’s trading activities. Thereafter, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 8, this Agreement shall be renewed automatically on the same terms and conditions set forth herein for successive additional twelve-month terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding term. Subject to Section 8(d)(iv) hereof, the automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any allocation of the Allocated Assets away from the Advisor pursuant to this Agreement, or (ii) the retention of Other Advisors following a reallocation, or otherwise.

(b) Automatic Termination. This Agreement shall terminate automatically in the event that the Trust or Series J is terminated. In addition, this Agreement shall terminate automatically in the event that the Allocated Assets decline as of the end of any business day by

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at least 40% from the Allocated Assets (i) as of the first day of this Agreement, or (ii) as of the first day of any calendar year, as adjusted on an ongoing basis by (A) any decline(s) in the Allocated Assets caused by distributions, redemptions, reallocations, and withdrawals, and (B) additions to the Allocated Assets caused by additional allocations.

(c) Optional Termination Right of Series J. This Agreement may be terminated at any time at the election of Series J in its sole discretion upon at least thirty (30) days’ prior written notice to the Advisor. Series J will use its best efforts to cause any termination to occur as of a month-end. This Agreement also may be terminated upon prior written notice, appropriate under the circumstances, to the Advisor in the event that: (i) Series J determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of Series J; (ii) Series J determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor has failed to conform, and after receipt of written notice, continues to fail to conform in any material respect, to (A) any of Series J’s Trading Policies and Limitations, or (B) the Advisor’s Trading Approach; (iii) there is an unauthorized assignment of this Agreement by the Advisor; (iv) the Advisor dissolves, merges or consolidates with another entity, or sells a substantial portion of its assets, or a change in any material respect in any portion of the Advisor’s Trading Approach utilized by the Advisor for Series J, without the consent of Series J; (v) the principals of the Advisor listed in the Prospectus are not in control of the Advisor’s trading activities for Series J; (vi) the Advisor becomes bankrupt (admitted or decreed) or insolvent, (vii) for any other reason, Series J determines in good faith that such termination is essential for the protection of Series J,

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including without limitation a good faith determination by Series J that the Advisor has breached a material obligation to Series J under this Agreement relating to the trading of the Allocated Assets.

(d) Optional Termination Right of Advisor. The Advisor shall have the right to terminate this Agreement at any time in its sole discretion upon at least thirty (30) days’ prior written notice to Series J and the Managing Owner. Any such termination shall be effective as of the last Business Day of the month in which such 30th day shall fall. The Advisor shall also have the right to terminate this Agreement at any time upon written notice to Series J and the Managing Owner, appropriate under the circumstances, in the event: (i) of the receipt by the Advisor of an opinion of independent counsel reasonably satisfactory to the Advisor and Series J that by reason of the Advisor’s activities with respect to Series J it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (ii) that the registration of the Managing Owner as a commodity pool operator under the CE Act or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) that Series J (A) imposes additional trading limitation(s) pursuant to Section 1 of this Agreement which the Advisor does not agree to follow in its management of the Allocated Assets, or (B) overrides trading instructions of the Advisor or does not consent to a material change to the Trading Approach requested by the Advisor; (iv) if the amount of the Allocated Assets decreases to less than $10 million as the result of redemptions, distributions, reallocations of the Allocated Assets or deleveraging initiated by Series J, but not trading losses, as of the close of business on the last Business Day of any month; (v) Series J elects (pursuant to Section 1 of this Agreement) to have the Advisor use a different Trading Approach in the Advisor’s management of the Allocated Assets from that which the Advisor is then using to manage such

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assets and the Advisor objects to using such different Trading Approach; (vi) there is an unauthorized assignment of this Agreement by Series J; (vii) there is a material breach of this Agreement by Series J and after giving written notice to Series J which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by Series J; or (viii) other good cause is shown and the written consent of Series J is obtained (which shall not be withheld or delayed unreasonably).

(e) Termination Fees. In the event that this Agreement is terminated with respect to, or by, the Advisor pursuant to this Section 8 or Series J allocates its assets to Other Advisors, the Advisor shall be entitled to, and Series J shall pay, the Management Fee and the Incentive Fee, if any, which shall be computed (i) with respect to the Management Fee, on a pro rata basis, based upon the portion of the month for which the Advisor had the Allocated Assets under management, and (ii) with respect to the Incentive Fee, if any, as if the effective date of termination was the last day of the then current calendar quarter. The rights of the Advisor to fees earned through the earlier to occur of the date of expiration or termination shall survive this Agreement until satisfied.

(f) Termination and Open Positions. Once terminated, the Advisor shall have no responsibility for existing positions, including delivery issues, if any, which may result from such positions.

9. Liquidation of Positions.

The Advisor agrees to liquidate open positions in the amount that Series J informs the Advisor, in writing via facsimile or other equivalent means, that Series J considers necessary or advisable to liquidate in order to (i) effect any termination or reallocation pursuant to Sections

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1 or 8, respectively, or (ii) fund its pro rata share of any redemption, distribution or Series J expense. Series J shall not, however, have authority to instruct the Advisor as to which specific open positions to liquidate, except as provided in Section 1 hereof. Series J shall provide the Advisor with such reasonable prior notice of such liquidation as is practicable under the circumstances and will endeavor to provide at least three (3) days’ prior notice. In the event that losses incurred as a result of such liquidation by the Advisor exceed the amount of the Allocated Assets, Series J agrees to cover such excess losses from its assets, but in no event from the assets of the other Series issued by the Trust. The Advisor shall have no liability for such losses.

10. Other Accounts of the Advisor.

(a) Management of Other Accounts and Trading Proprietary Capital. Subject to paragraph (b) of this Section 10, the Advisor shall be free to (i) manage and trade accounts for other investors (including other public and private commodity pools), and (ii) trade for its own account, and for the accounts of its partners, shareholders, directors, officers and employees, as applicable, using the same or other information and Trading Approach utilized in the performance of services for Series J.

(b) Equitable Treatment of Accounts. The Advisor agrees, in its management of accounts other than the account of Series J pursuant to the Trading Approach being used by Series J, that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates (in whole or in part) over Series J. The preceding sentence shall not be interpreted to preclude (i) the Advisor from charging another client fees which differ from the fees to be paid to it hereunder, or (ii) an adjustment by the Advisor in the implementation of any agreed upon Trading Approach in accordance with the procedures set

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forth in Section 1 hereof which is undertaken by the Advisor in good faith in order to accommodate additional accounts. Notwithstanding the foregoing, the Advisor also shall not be deemed to be favoring another account over Series J’s account if the Advisor, in accordance with specific instructions of the owner of such account, shall trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which would normally be applied or if the Advisor, in accordance with the Advisor’s money management principles, shall not trade certain contracts for an account based on the amount of equity in such account. The Advisor, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide Series J with an explanation of the differences, if any, in performance between Series J and any other similar account pursuant to the same Trading Approach for which the Advisor or any of its principals or affiliates acts as a trading advisor (in whole or in part), provided, however, that the Advisor may, in its discretion, withhold from any such inspection the identity of the client for whom any such account is maintained.

(c) Inspection of Records. Upon the reasonable request of, and upon reasonable notice from, Series J or the Managing Owner, the Advisor shall permit Series J or the Managing Owner to review at the Advisor’s offices, in each case at its own expense, during normal business hours such trading records as it reasonably may request for the purpose of confirming that Series J has been treated equitably with respect to advice rendered during the term of this Agreement by the Advisor for other accounts managed by the Advisor, which the parties acknowledge to mean that Series J or the Managing Owner may inspect, subject to such restrictions as the Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of its clients, all trading records of the Advisor as it reasonably may request during normal business hours. The Advisor may, in its

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discretion, withhold from any such report or inspection the identity of the client for whom any such account is maintained and in any event, Series J or the Managing Owner (as applicable) shall keep all such information obtained by them from the Advisor confidential unless disclosure thereof legally is required or has been made public (other than information made public by Series J or the Managing Owner). Such right will terminate one year after the termination of this Agreement, and moreover, such right does not permit access to computer programs, records, or other information used in determining trading decisions.

Notwithstanding the foregoing, the obligation of Series J and the Managing Owner to keep confidential of any non-public information concerning the Advisor is subject to Section 5(c) hereunder and shall survive termination of this Agreement.

11. Redemptions, Distributions, Reallocations and Additional Allocations.

(a) Notice. Series J agrees to give the Advisor at least two (2) business days prior notice of any proposed redemptions, exchanges, distributions, reallocations, additional allocations, or withdrawals affecting the Allocated Assets.

(b) Allocations. Redemptions, exchanges, withdrawals, and distributions of Interests shall be charged against the Allocated Assets.

12. Brokerage Confirmations and Reports.

Series J will instruct its brokers and counterparties to furnish the Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Allocated Assets. The Advisor will maintain records and will monitor all open positions relating thereto; provided, however, that the Advisor shall not be responsible for any errors by

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Series J’s brokers or counterparties. Series J also will furnish the Advisor with a copy of the form of all reports, including but not limited to, monthly, quarterly and annual reports, sent to the Limited Owners and copies of all reports filed with the SEC, the CFTC and the NFA. The Advisor shall, at Series J’s request, make a good faith effort to provide Series J with copies of all trade confirmations, daily equity runs, monthly trading reports or other reports sent to the Advisor by Series J’s broker regarding Series J, and in the Advisor’s possession or control, as Series J deems appropriate if Series J cannot obtain such copies on its own behalf. Upon request, Series J will provide the Advisor with accurate information with respect to the Allocated Assets.

13. The Advisor’s Representations and Warranties.

The Advisor represents and warrants that:

(a) it has full capacity and authority to enter into this Agreement, and to provide the services required of it hereunder;

(b) it will not by entering into this Agreement and by acting as a trading advisor to Series J, (i) be required to take any action contrary to its incorporating or other formation documents or, to the best of its knowledge, any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached any undertaking, agreement, contract or to the best of its knowledge, statute, rule or regulation to which it is a party or by which it is bound which, in the case of (i) or (ii), would materially limit or materially adversely affect its ability to perform its duties under this Agreement; and

(c) a copy of its most recent Private Placing Memorandum for the Ortus Fund (Cayman) Limited (the “Memorandum”) has been provided to Series J in the form of Exhibit D

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hereto (and Series J acknowledges receipt of such Memorandum) and, except as disclosed in such Memorandum, all information in such Memorandum (including, but not limited to, background, performance, trading methods and trading systems) is true, complete and accurate in all material respects;

The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect with respect to the Advisor, the Advisor promptly will notify Series J in writing thereof.

14. The Managing Owner’s and Series J’s Representations and Warranties.

Each of the Managing Owner and Series J represents and warrants only as to itself (and, further, provided that only the Managing Owner is making the representations and warranties in Section 14(c) and Section 14(e)(ii), and only Series J is making the representations and warranties in Section 14(e)(i)) that:

(a) each has the full capacity and authority to enter into this Agreement and to perform its obligations hereunder;

(b) it will not (i) be required to take any action contrary to its incorporating or other formation documents or any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached (A) any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound or (B) any order of any court or governmental or regulatory agency having jurisdiction over it, which in the case of (i) or (ii)

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would materially limit or materially adversely affect the performance of its duties under this Agreement;

(c) it is registered as a commodity pool operator under the CE Act and is a commodity pool operator member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement;

(d) this Agreement has been duly and validly authorized, executed and delivered, and is a valid and binding agreement, enforceable against each of them, in accordance with its terms; and

(e) on the date hereof, it is, and during the term of this Agreement, it will be (i) in the case of Series J, in good standing under the laws of the State of Delaware, and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement, and (ii) in the case of the Managing Owner, a duly formed and validly existing corporation, in each case, in good standing under the laws of the State of Delaware and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement.

The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect, Series J in the case of its representations

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and warranties, and the Managing Owner in the case of its representations and warranties, promptly will notify the Advisor in writing.

15. Assignment.

This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto, except that the Advisor shall have full power to delegate the whole or any part of its function hereunder to Ortus Capital Management Limited —a Hong Kong incorporated company and licensed by the Securities and Futures Commission of Hong Kong to carry on asset management (type 9 regulated activity). The protections granted to the Advisor in this Agreement shall also apply to Ortus Capital Management Limited. Such protections include Section 2 “Indemnifications” and Section 1(h) “Liability” of this Agreement.

16. Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assignees of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The terms “successors” and “assignees” shall not include any purchasers, as such, of Interests.

17. Amendment or Modification or Waiver.

(a) Changes to Agreement. This Agreement may not be amended or modified, nor may any of its provisions be waived, except upon the prior written consent of the parties hereto, except that an amendment to, a modification of, or a waiver of any provision of the Agreement as to the Advisor need not be consented to by any Other Advisor.

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(b) No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

18. Notices.

Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail, postage prepaid, return receipt requested, or by telecopy, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

If to the Managing Owner or Series J:

Preferred Investment Solutions Corp.

900 King Street, Suite 100

Rye Brook, NY 10573

Attention: General Counsel

Facsimile: (914) 307 – 4045

and in either case with a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Attention: Fred M. Santo, Esq.

Facsimile: (212) 940-8563

If to the Advisor:

Ortus Capital Management (Cayman) Limited

c/o Ortus Capital Management Limited

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Unit 2706, 27th Floor

The Center, 99 Queen’s Road Central

Hong Kong

Attn: “James” Xin SHANG

Facsimile: +852 2169 3048

19. Governing Law.

Each party agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

20. Survival.

The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

21. Promotional Literature.

Each party agrees that prior to using any promotional literature in which reference to the other parties hereto (other than Other Advisors) is made, it shall furnish in advance a copy of such information to the other parties and will not make use of any promotional literature containing references to such other parties to which such other parties object, except as otherwise required by law or regulation.

22. No Liability of Limited Owners.

This Agreement has been made and executed by and on behalf of Series J, and the obligations of Series J and/or the Managing Owner set forth herein are not binding upon any of

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the Limited Owners, but rather, are binding only upon the assets and property of Series J, and, to the extent provided herein, upon the assets and property of the Managing Owner.

23. Headings.

Headings to sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

24. Complete Agreement.

Except as otherwise provided herein, this Agreement and the Representation Agreement constitute the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

25. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

26. Arbitration, Remedies.

Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by arbitration in the City of New York pursuant to the rules of the NFA or, if the NFA should refuse to accept the matter, the American Arbitration Association.

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IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

WORLD MONITOR TRUST III- SERIES J

By:	PREFERRED INVESTMENT SOLUTIONS CORP., its sole Managing Owner

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Chief Operating Officer and Senior Executive Vice President

PREFERRED INVESTMENT SOLUTIONS CORP.

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Chief Operating Officer and Senior Executive Vice President

ORTUS CAPITAL MANAGEMENT (CAYMAN) LIMITED

By:	/s/ Zhongquan Zhou
Name:	“Joe” Zhongquan ZHOU
Title:	Director

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EXHIBIT A

ORTUS MAJOR CURRENCY PROGRAM

The Advisor will make its trading decisions for Series J according to its Major Currency Program as described in Exhibit D as amended from time to time.

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A-1

EXHIBIT B

TRADING LIMITATIONS AND POLICIES

The following limitations and policies are applicable to assets representing the Allocated Assets as a whole and at the outset to the Advisor individually; since the Advisor initially will manage 33.33% of Series J’s Allocated Assets, such application of the limitations and policies is identical initially for Series J and the Advisor. The Advisor sometimes may be prohibited from taking positions for the Allocated Assets which it would otherwise acquire due to the need to comply with these limitations and policies. Series J will monitor compliance with the trading limitations and policies set forth below, and it may impose additional restrictions (through modification of such limitations and policies) upon the trading activities of the Advisor, as it, in good faith, deems appropriate in the best interests of Series J, subject to the terms of the Advisory Agreement.

Series J will not approve a material change in the following trading limitations and policies without obtaining the prior written approval of Limited Owners owning more than 50% of Interests in the other Series. Series J may, however, impose additional trading limitations on the trading activities of Series J without obtaining such approval if Series J or the Managing Owner determines such additional limitations to be necessary in the best interests of Series J.

Trading Limitations

The Advisor will not: (i) engage in pyramiding its Financial Instrument positions (i.e., the use of unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related Financial Instrument), but may take into account open trading equity on existing positions in determining generally whether to acquire additional Financial Instrument positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of Financial Instrument positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that Series J is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by Series J or its affiliates, or permit Series J or any affiliate to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition; (iv) permit the Advisor to share in any portion of the brokerage fees paid by Series J; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its Financial Instrument accounts.

The Advisor will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, the Advisor has agreed to abide by the trading policies of Series J, which currently are as follows:

(1) Allocated Assets will generally be invested in contracts which are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2) Stop or limit orders may, in the Advisor’s discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, no assurance can be given, however, that the clearing broker will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3) Series J generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

(4) Series J may occasionally make or accept delivery of a Financial Instrument including, without limitation, currencies. Series J also may engage in EFP transactions involving currencies.

(5) Series J may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(6) Series J will not initiate open futures or option positions which would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the Allocated Assets for any one Financial Instrument, or in excess of 66 2/3% of the Allocated Assets for all Financial Instruments combined. Under certain market conditions, such as an inability to liquidate open Financial Instrument positions because of daily price fluctuations, Series J may be required to commit the Allocated Assets as margin in excess of the foregoing limits and in such case Series J will cause the Advisor to reduce its open futures and option positions to comply to these limits before initiating new Financial Instrument positions.

(7) To the extent Series J engages in transactions in forward currency contracts other than with or through UBS Securities LLC or UBS AG, Series J will only engage in such transactions with or through a bank which as of the end of its last fiscal year had an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for such year, and through other broker-dealer firms with an aggregate balance in its capital, surplus and related accounts of at least $50,000,000.

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EXHIBIT C

REPRESENTATION AGREEMENT CONCERNING

THE REGISTRATION STATEMENT AND THE PROSPECTUS

REPRESENTATION AGREEMENT (this “Agreement”) dated as of the 9th day of April, 2007, by and among World Monitor Trust III – Series J (“Series J”), a separate Series of World Monitor Trust III, a Delaware statutory trust (the “Trust”), Kenmar Securities Inc., a Delaware corporation (the “Selling Agent”), Preferred Investment Solutions Corp., a Delaware corporation (the “Managing Owner”), and Ortus Capital Management (Cayman) Limited, a company incorporated in the Cayman Islands (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Trust is making a public offering (the “Offering”) of units of beneficial interest in the Trust (the “Interests”) issuable in multiple series of Interests (the “Series”), each separately managed by a different professional trading advisor through the Selling Agent, and in connection therewith, the Trust has filed with the United States Securities and Exchange Commission (the “SEC”), pursuant to the United States Securities Act of 1933, as amended (the “1933 Act”), a registration statement on Form S-1 to register the Interests, and as a part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the “Registration Statement” and which Prospectus in final form, together with all amendments and supplements thereto, shall be referred to as the “Prospectus”); and

WHEREAS, Series J and the Managing Owner entered into an agreement with the Advisor, dated as of April 9, 2007 (the “Advisory Agreement”), pursuant to which the Advisor has agreed to act as a trading advisor to Series J; and

WHEREAS, the parties hereto wish to set forth their duties and obligations to each other with respect to the Registration Statement as of its effective date (“Closing Date(s)”).

NOW, THEREFORE, the parties agree as follows:

1. Representations and Warranties of the Advisor. The Advisor hereby represents and warrants to the Selling Agent, Series J, the Trust and the Managing Owner that:

(a) All references in the Registration Statement consented to in writing by the Advisor in the form attached hereto as Exhibit A as of its effective date and the Prospectus as of the Closing Date to (i) the Advisor and its directors, officers and employees, (ii) the Advisor’s Trading Approach (as defined in the Advisory Agreement) and (iii) the actual past performance of discretionary accounts directed by the Advisor or any principal thereof, including the notes to the tables reflecting such actual past performance (hereinafter referred to as the Advisor’s “Past Performance History”) are complete and accurate in all material respects, and as to such persons, the Advisor’s Trading Approach and the Advisor’s Past Performance History, the Registration Statement as of its effective date and the Prospectus as of each Closing Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading. The Advisor also represents and warrants as to the accuracy and completeness in all material respects of the underlying data made available by the Advisor to the Trust and the Managing Owner for purposes of preparing the pro forma performance tables, it being understood that no representation or warranty is being made with respect to the calculations used to execute the pro forma performance tables or notes thereto. The term “principal” in this Agreement shall have the same meaning as that term in Commodity Futures Trading Commission (the “CFTC”) Regulation § 4.10(e) under the CE Act.

(b) The Advisor will not distribute the Registration Statement, the Prospectus and/or the selling materials related thereto.

(c) This Agreement and the Advisory Agreement have been duly and validly authorized, executed and delivered on behalf of the Advisor and each is a valid and binding agreement enforceable in accordance with its terms. The performance of the Advisor’s obligations under this Agreement and the consummation of the transactions set forth in this Agreement, in the Advisory Agreement and in the Registration Statement as of its effective date and Prospectus as of the Closing Date are not contrary to the provisions of the Advisor’s formation documents, or to the best of its knowledge, any applicable statute, law or regulation of any jurisdiction, and will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which the Advisor is a party or by which the Advisor is bound.

(d) The Advisor has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under the Advisory Agreement and this Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date and it will maintain and renew any required licenses, registrations, approvals or memberships during the term of the Advisory Agreement.

(e) On the date hereof the Advisor is, and at all times during the term of this Agreement will be, a corporation duly formed and validly existing and in good standing under the laws of its jurisdiction of incorporation and in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and the failure to be so qualified would materially adversely affect the Advisor’s ability to perform its obligations hereunder or under the Advisory Agreement. The Advisor has full capacity and authority to conduct its business and to perform its obligations under this Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

(f) Subject to adequate written assurances of confidentiality, and as requested by the Managing Owner, the Advisor has supplied to or made available for review by the Managing Owner and the Selling Agent (and if requested by the Managing Owner and the Selling Agent to its designated auditor) all documents, statements, agreements and workpapers requested by them relating to all accounts covered by the Advisor’s Past Performance History in the Registration Statement as of its effective date and the Prospectus as of the Closing Date which are in the Advisor’s possession or to which it has access, provided, however, that the Advisor may, in its sole discretion, withhold from any such inspection the identity of the clients for whom any such accounts are maintained or proprietary or confidential information concerning the Trading Approach.

(g) Without limiting the generality of paragraph (a) of this Section 1, neither the Advisor nor any of its principals has managed, controlled or directed, on an overall discretionary basis, the trading for any account which is required by CFTC regulations and the rules and regulations under the 1933 Act to be disclosed in the Registration Statement as of its effective date and the Prospectus as of the Closing Date which is not set forth in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date as required.

(h) As of the date hereof, there has been no material adverse change in the Advisor’s Past Performance History as set forth in the Registration Statement or in the Prospectus under the caption “ORTUS CAPITAL MANAGEMENT LIMITED” which has not been communicated in writing to and received by the Managing Owner and the Selling Agent or their counsel.

(i) Except for subsequent performance, as to which no representation is made, since the date of the Advisory Agreement, (i) there has not been any material adverse change in the condition, financial or otherwise, of the Advisor or in the earnings, affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business, and (ii) there have not been any material transactions entered into by the Advisor other than those in the ordinary course of its business.

(j) Except as disclosed in the Registration Statement and in the Prospectus, there is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Advisor or its principals is a party, or to which any of the assets of the Advisor is subject which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Advisor or which reasonably might be expected to materially adversely affect any of the material assets of the Advisor or which reasonably might be expected to (A) impair materially the Advisor’s ability to discharge its obligations to Series J or (B) result in a matter which would require disclosure in the Registration Statement and/or Prospectus; furthermore, the Advisor has not received any notice of an investigation by any exchange regarding non-compliance with the rules of such exchange which investigation reasonably might be expected to materially impair the Advisor’s ability to discharge its obligations under this Agreement or the Advisory Agreement.

2. Covenants of the Advisor. If, at any time during the term of the Advisory Agreement, the Advisor discovers any fact, omission, event or that a change of circumstances has occurred, which would make the Advisor’s representations and warranties in Section 1 of this Agreement inaccurate or incomplete in any material respect, or which might reasonably be expected to render the Registration Statement or Prospectus, with respect to (i) the Advisor or its principals, (ii) the Advisor’s Trading Approach, or (iii) the Advisor’s Past Performance History, untrue or misleading in any material respect, the Advisor will provide prompt written notification to Series J, the Managing Owner and the Selling Agent of any such fact, omission, event or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification or the failure to continue to be in compliance with the foregoing representations and warranties during the term of the Advisory Agreement as soon as possible following such notification shall be cause for Series J to terminate the Advisory Agreement with the Advisor on prior written notice to the Advisor. The Advisor also agrees that, during the term of the Advisory Agreement, from and after the Effective Date of the Registration Statement and for so long as Interests in the Trust are being offered, whether during the Initial Offering Period or during any Continuous Offering Period (as those terms are described in the Prospectus), it will provide the Selling Agent, the Trust and the Managing Owner with updated month-end information relating to the Advisor’s Past Performance History, as required to be disclosed in the performance tables relating to the performance of the Advisor in the Prospectus under the caption “ORTUS CAPITAL MANAGEMENT LIMITED” beyond the periods disclosed therein. The Advisor shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

3. Modification of Registration Statement or Prospectus. If any event or circumstance occurs as a result of which it becomes necessary, in the judgment of the Managing Owner and the Selling Agent, to amend the Registration Statement in order to make the Registration Statement not materially misleading or to amend or to supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, or if it is otherwise necessary in order to permit the Trust to continue to offer its Interests subsequent to the Initial Offering Period subject to the limitations set forth in the Advisory Agreement, the Advisor will furnish such information with respect to itself and its principals, as well as its Trading Approach and Past Performance History as the Managing Owner or the Selling Agent may reasonably request, and will cooperate to the extent reasonably necessary in the preparation of any required amendments or supplements to the Registration Statement and/or the Prospectus.

4. Advisor’s Closing Obligations. On or prior to the Closing Date with respect to the offering the Interests (the “Initial Closing Date”), and thereafter, only if requested, on or prior to each closing date during the continuous offering of the Interests (each a “Subsequent Closing Date”), the Advisor shall deliver or cause to be delivered, at the expense of the Advisor, to the Selling Agent, the Trust, Series J and the Managing Owner, the reports, certificates, documents and opinions described below addressed to them and, except as may be set forth below, dated the Initial Closing Date or the Subsequent Closing Date, as appropriate (provided that the Advisor shall not be obligated to provide either a certificate of good standing or an opinion of its counsel more frequently than once per annum absent good cause shown). Unless the context otherwise requires, the Initial Closing Date and each Subsequent Closing Date shall each be referred to as a “Closing Date”,

(a) A report from the Advisor which shall present, for the period from the date after the last day covered by the Advisor’s Past Performance History as set forth under “ORTUS CAPITAL MANAGEMENT LIMITED.” in the Prospectus to the latest practicable month-end before the Closing Date, figures which shall show the actual past performance of the Advisor (or, if such actual past performance information is unavailable, then the estimated past performance) for such period, and which shall certify that, to the best of the Advisor’s knowledge, such figures are complete and accurate in all material respects.

(b) A certificate of the Advisor in the form proposed prior to the Closing Date by counsel to the Selling Agent, the Trust, Series J and the Managing Owner, with such changes in such form as are proposed by the Advisor or its counsel and as are acceptable to the Selling Agent, the Trust, Series J and the Managing Owner and their counsel so as to make such form mutually acceptable to the Selling Agent, the Trust, Series J, the Managing Owner, the Advisor, and their respective counsel, to the effect that:

(i) The representations and warranties of the Advisor in Section 1 of this Agreement above are true and correct in all material respects on the date of the certificate as though made on such date.

(ii) Nothing has come to the Advisor’s attention which would cause the Advisor to believe that, at any time from the time the Registration Statement initially became effective to the Closing Date, the Registration Statement, as amended from time to time, or the Prospectus, as amended or supplemented from time to time, with respect to the Advisor, or its affiliates, and controlling persons, shareholders, directors, officers or employees of any of the foregoing, or with respect to the Advisor’s Trading Approach or Past Performance History, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading.

(iii) The Advisor has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

(c) A certificate of the Advisor (together with such supporting documents as are set forth in such certificate), in the form proposed prior to the Closing Date by counsel to the Selling Agent, the Trust, Series J and the Managing Owner, with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to the Selling Agent, the Trust, Series J and the Managing Owner and their counsel so as to make such form mutually acceptable to the Selling Agent, the Trust, Series J, the Managing Owner, the Advisor and their respective counsel, with respect to, (i) the continued effectiveness of the organizational documents of the Advisor (ii) the incumbency and genuine signature of the President and Secretary of the Advisor.

(d) A certificate from the state of formation of the Advisor, to be dated at, on or around the Closing Date, as to its formation and good standing.

(e) An opinion of counsel, in form and substance satisfactory to the Trust, Series J, the Managing Owner and the Selling Agent and their counsel, dated the Closing Date, to the following effect:

(i) The Advisor is a duly formed and validly existing corporation in good standing under the laws of the state of its formation and, if different, the state where it conducts its primary business activity and the Advisor has full corporate power and authority under its Certificate of Incorporation to perform its obligations under the Advisory Agreement and under this Agreement, and to act as described in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date.

(ii) Each of the Advisory Agreement and this Agreement have been duly and validly authorized, executed and delivered on behalf of the Advisor, and assuming the due execution and delivery of each such Agreement by the Trust, the Selling Agent, Series J, the Trustee and the Managing Owner, as applicable, each such agreement constitutes the legal, valid and binding obligations of the Advisor, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors rights generally, or by applicable principles of equity, whether in an action at law or in equity, and except that the enforceability of the indemnification, exculpation and severability provisions may be limited under applicable federal or state securities, commodities and other laws or by public policy; and the execution and delivery of such agreements and the incurrence of the obligations thereunder and the consummation of the transactions set forth in such agreements and in the Prospectus will not violate or result in a breach of the Advisor’s formation documents, and, to the best of such counsel’s knowledge, after due inquiry, will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which the Advisor is a party or by which the Advisor is bound.

(iii) Subject to subparagraph (iv) of this Section 4(e), to the best of such counsel’s knowledge, after due inquiry, the Advisor has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary in order to perform its obligations under the Advisory Agreement and under this Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date and such licenses, registrations and approvals have not, to the best of such counsel’s knowledge, after due inquiry, been rescinded, revoked or otherwise removed.

(iv) Assuming that the Trust is operated as described in the Prospectus, the Advisor is not required to be licensed or registered as an investment adviser under the Advisers Act (even if it voluntarily is so registered), or to such counsel’s knowledge, without independent investigation, as an investment adviser or commodity trading advisor under the laws of any state of the U.S., in order to perform its obligations under the Advisory Agreement or under this Agreement, or to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date. The foregoing opinion may be qualified by the fact that such counsel is not admitted to practice law in all jurisdictions, and by the fact that in rendering its opinion such counsel has relied solely upon an examination of the Blue Sky securities laws and related rules, regulations, and administrative determinations, if any, promulgated thereunder, of the various jurisdictions as reported in customarily relied upon standard compilations, and upon such counsel’s understanding of the various conclusions expressed, formally or informally, by administrative officials or other employees of the various regulatory or other governmental agencies or authorities concerned.

(v) To such counsel’s knowledge without independent investigation, except as described in the Prospectus, or in a schedule delivered by counsel to the Selling Agent, Series J and the Managing Owner prior to the date hereof, there is no pending, or threatened, suit or proceeding, known to such counsel, before or by any court, governmental or regulatory body or arbitration panel to which the Advisor or any of the assets of the Advisor or any of its principals is subject and which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Advisor or any of its principals or which reasonably might be expected materially adversely to affect any of the assets of the Advisor or any of its principals or which reasonably might be expected to (A) impair materially the Advisor’s ability to discharge its obligations to Series J or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus; and, to the best of such counsel’s knowledge, neither the Advisor nor any of its principals has received any notice of an investigation by any exchange, regarding non-compliance with its rules, which investigation reasonably might be expected to (A) impair materially the Advisor’s ability to discharge its obligations to Series J or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus.

(vi) With respect to the Advisor and its affiliates and controlling persons, shareholders, directors, officers and employees of any of the foregoing, and with respect to the Advisor’s Trading Approach, nothing has come to the attention of such counsel that leads such counsel to believe that the Registration Statement (at the time it initially became effective and at the time any post-effective amendment thereto became effective) or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading, except that such counsel is not required to express any opinion or belief as to the financial statements or other financial or statistical data, past performance tables, notes or descriptions thereto or other past performance information contained in the Registration Statement or in the Prospectus.

In rendering the foregoing opinions, such counsel may rely (i) as to matters of fact, on a certificate of an officer of the Advisor, unless such counsel has actual knowledge otherwise, and (ii) as to matters of law of states other than that in which they are licensed to practice law, upon the opinions of other counsel, in each case satisfactory in form and substance to counsel to the Managing Owner, Series J and the Selling Agent, and such counsel shall state that they believe the Managing Owner, Series J and the Selling Agent may rely on them.

5. Advisor Acknowledgements. The Advisor acknowledges that: (i) it may be a condition to each closing under the Selling Agreement that the Selling Agent shall have received, at no cost to the Advisor, letter(s) from certified public accountants or other reputable professionals selected by the Selling Agent with respect to the Past Performance History of the

Advisor as set forth in the Selling Agreement, and (ii) the Trust may at any time withdraw the Registration Statement from the SEC or otherwise terminate the Registration Statement or the offering of Interests, and upon any such withdrawal or termination or if the “minimum” number of Interests, as described in the Prospectus, is not sold, this Agreement shall terminate and none of the parties hereto shall have any obligation to any other party pursuant to this Agreement, except pursuant to Section 10 of this Agreement to the extent that such section is applicable.

6. Representations and Warranties of Series J, the Selling Agent and the Managing Owner. The Managing Owner hereby only represents and warrants as to itself and on behalf of the Trust (as applicable), the Selling Agent J hereby only represents and warrants as to itself, and Series J hereby only represents and warrants as to itself, to the Advisor that:

(a) On the date hereof (i) the Trust is, and at all times during the term of this Agreement and the Advisory Agreement will be, a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware, and is, and at all times during the term of this Agreement and the Advisory Agreement will be, in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and in which the failure to be so qualified materially adversely would affect its ability to perform its obligations under this Agreement and to operate as described in the Prospectus, and (ii) the Managing Owner is, and at all times during the term of this Agreement and the Advisory Agreement will be, a duly formed and validly existing corporation in good standing under the laws of the State of Delaware, and is, and at all times during the term of this Agreement and the Advisory Agreement will be, in good standing and qualified to do business as a foreign corporation in each other jurisdiction in which the nature or conduct of its business requires such qualifications and in which the failure to be so qualified materially adversely would affect its ability to act as Managing Owner of the Trust and to perform its obligations hereunder and under the Advisory Agreement, and each of Series J, the Trust and the Managing Owner has full capacity and authority to conduct its business and to perform its obligations under this Agreement and the Advisory Agreement (as the case may be), and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

(b) Each of this Agreement and the Advisory Agreement has been duly and validly authorized, executed and delivered on behalf of Series J and the Managing Owner, is a valid and binding agreement of Series J and the Managing Owner, and is enforceable in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trust, is a valid and binding obligation of the Trust, and is enforceable in accordance with its terms. The performance of Series J’s, the Managing Owner’s and the Trust’s obligations under this Agreement and under the Advisory Agreement (as the case may be) and the consummation of the transactions set forth in this Agreement and the Advisory Agreement, and in the Registration Statement as of its effective date and Prospectus as of the Closing Date are not contrary to the provisions of the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”), or the Managing Owner’s Articles of Incorporation or By-Laws, respectively, any applicable statute, law or regulation of any jurisdiction and will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order, to which Series J, the Managing Owner or the Trust, is a party or by which Series J, the Managing Owner or the Trust is bound.

(c) Each of the Managing Owner and the Trust (as the case may be) has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform their obligations under this Agreement and under the

Advisory Agreement and to act as described in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date (including, without limitation, the Managing Owner’s registration as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA) and will maintain and renew any required licenses, registrations, approvals and memberships required during the term of this Agreement and the Advisory Agreement.

(d) Series J is not required to be registered as an investment company under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(e) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of the Interests have been obtained, and, no order preventing or suspending the use of the Prospectus with respect to the Interests has been issued by the SEC, the CFTC or the NFA. The Registration Statement as of its effective date and the Prospectus as of the Closing Date contain all statements which are required to be made therein, conform in all material respects with the requirements of the 1933 Act and the CE Act, and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and with the rules of the NFA and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading; and at all times subsequent hereto up to and including the date of termination of the Initial Offering Period and any Subsequent Offering Period, the Registration Statement as of its effective date and the Prospectus as of the Closing Date will contain all statements required to be made therein and will conform in all material respects with the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC respectively thereunder, and with the rules of the NFA and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Managing Owner, the Trust or to the Selling Agent by or on behalf of the Advisor for the express purpose of inclusion in the Registration Statement or the Prospectus, including, without limitation, references to the Advisor and its affiliates and controlling persons, shareholders, directors, officers and employees, as well as to the Advisor’s Trading Approach and Past Performance History provided such references have been approved by the Advisor in accordance with this Agreement.

(f) The Registration Statement as of its effective date and the Prospectus as of the Closing Date have been delivered to the Advisor.

(g) There is no pending, or to its knowledge, threatened or contemplated action, suit or proceeding before any court or arbitration panel or before or by any governmental, administrative or self-regulatory body to which the Trust, Series J, the Managing Owner or the principals of any is a party, or to which any of the assets of any of the foregoing persons is subject, which might reasonably be expected to result in any material adverse change in their condition (financial or otherwise), business or prospects or reasonably might be expected to affect adversely in any material respect any of their assets or which reasonably might be expected to materially impair their ability to discharge their obligations under this Agreement or under the Advisory Agreement; and neither the Trust, Series J nor the Managing Owner has received any notice of an investigation by (i) the NFA regarding non-compliance with NFA rules or the CE Act, (ii) the CFTC regarding non-compliance with the CE Act or the rules and regulations thereunder, or (iii) any exchange regarding non-compliance with the rules of such exchange which investigation reasonably might be expected to materially impair the ability of each of the Trust, Series J and the Managing Owner to discharge its obligations under this Agreement or under the Advisory Agreement.

7. Covenants of the Managing Owner, the Selling Agent, the Trust and Series J. If, at any time during the term of the Advisory Agreement, the Managing Owner, the Selling Agent, the Trust or Series J discovers any fact, omission, or event or that a change of circumstance has occurred which would make the Managing Owner’s, the Trust’s or Series J’s representations and warranties in Section 6 of this Agreement inaccurate or incomplete in any material respect, Series J, the Selling Agent, the Managing Owner or the Trust, as appropriate, promptly will provide written notification to the Advisor of such fact, omission, event or change of circumstance and the facts related thereto. The Managing Owner or the Trust shall provide the Advisor with a copy of each amendment to the Registration Statement and amendment or supplement to the Prospectus, and no amendment to the Registration Statement or amendment or supplement to the Prospectus which contains any statement or information regarding the Advisor will be filed or used unless the Advisor has received reasonable prior notice and a copy thereof and has consented in writing to such statement or information being filed and used.

8. Series J’s and Managing Owner’s Closing Obligations. On or prior to the Initial Closing Date, and thereafter on or prior to each Subsequent Closing Date, if Series J, the Managing Owner and the Trust have requested that the Advisor provide certificates, documents and opinions pursuant to Section 4 of this Agreement, Series J and the Managing Owner shall deliver or cause to be delivered to the Advisor, the certificates, documents and opinions described below addressed to the Advisor and, except as may be set forth below, dated each such Closing Date:

(a) Certificates of Series J, the Managing Owner and the Trust, addressed to the Advisor, in the form proposed prior to the Closing Date by counsel to Series J, the Managing Owner and the Trust with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to Series J, the Managing Owner and the Trust and their counsel so as to make such form mutually acceptable to Series J, the Managing Owner, the Advisor and their respective counsel, with respect to, as applicable, (i) the continued effectiveness of Series J’s Declaration of Trust, the Articles of Incorporation and By-Laws of the Managing Owner, and the Trust Agreement, (ii) the continued effectiveness of the registration of the Managing Owner as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA and (iii) the incumbency and genuine signature of the President and Secretary of the Managing Owner.

(b) Certificates from the States of Delaware with respect to Series J, the Managing Owner and Trust, respectively, to be dated at, on or around the Closing Date as to the formation and good standing of Series J, the Managing Owner and the Trust, respectively.

(c) Certificates of Series J and the Managing Owner in the form proposed prior to the Closing Date by counsel to Series J and the Managing Owner with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to Series J, the Managing Owner and their counsel so as to make such form mutually acceptable to Series J, the Managing Owner, the Advisor and their respective counsel, to the effect that:

(i) The representations and warranties in Section 6 of this Agreement are true and correct in all material respects on the date of the certificates as though made on such date, and

(ii) Series J, the Managing Owner and the Trust (as the case may be) have each performed all covenants and agreements herein contained to be performed on their part at or prior to the Closing Date.

(d) An opinion letter of counsel to Series J, the Managing Owner and the Trust, dated the Closing Date, as follows:

(i) The Trust is a duly created and validly existing statutory trust in good standing under the Delaware Act, with requisite power and authority under the Delaware Act, its Trust Agreement and its Certificate of Trust to perform its obligations under this Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

(ii) The Managing Owner is a duly formed and validly existing corporation in good standing under the laws of the State of Delaware. The Managing Owner has full corporate power and authority under its Articles of Incorporation, By-Laws and the General Corporation Law of the State of Delaware to perform its obligations under this Agreement and under the Advisory Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

(iii) Each of this Agreement and the Advisory Agreement has been duly and validly authorized or ratified, executed and delivered on behalf of each of Series J, the Selling Agent, the Managing Owner and the Trust (as the case may be), and, assuming due execution and delivery of each such Agreement by the Advisor, each agreement constitutes the legal, valid and binding obligations of Series J, the Managing Owner and the Trust (as the case may be), respectively, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors rights generally, or by applicable principles of equity, whether in an action at law or in equity, and except that the enforceability of the indemnification provisions may be limited under applicable federal or state securities, commodities and other laws or by public policy; and the execution and delivery of such agreements and incurrence of the obligations thereunder and the consummation of the transactions set forth in such agreements and in the Prospectus will not violate or result in a breach of their formation documents, and, to the best of such counsel’s knowledge, after due inquiry, will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which they are parties or by which they are bound.

(v) Each of Series J and the Trust is not required to be registered as an investment company under the Investment Company Act in order to act as described in the Registration Statement as of its effective date and in the

Prospectus as of the Closing Date or to perform its obligations under this Agreement or the Advisory Agreement.

(vi) To the best of such counsel’s knowledge, after due inquiry, all authorizations, consents or orders of any court or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of Interests have been obtained, including such as may be required under the 1933 Act, including the rules and regulations thereunder, the CE Act, including the rules and regulations thereunder, the rules and regulations of the NFA or the Blue Sky securities laws of any state or of any jurisdiction in which offers and sales were made, and, to the best of such counsel’s knowledge, no order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued by the SEC, the CFTC, the NFA or any state in which offers and sales of Interests were made nor has any proceeding for the issuance of such an order been instituted or threatened by the SEC, the CFTC, the NFA, or any such state. The foregoing may be qualified by the fact that such counsel is not admitted to practice law in all jurisdictions, and that in rendering its opinion such counsel shall rely solely upon an examination of the Blue Sky securities laws and related rules, regulations and administrative determinations, if any, promulgated thereunder, of the various jurisdictions as reported in customarily relied upon standard compilations, and upon such counsel’s understanding of the various conclusions expressed, formally or informally, by administrative officials or other employees of the various regulatory or other governmental agencies or authorities concerned.

(vii) To the best of such counsel’s knowledge, after due inquiry, each of Series J, the Selling Agent, the Managing Owner and the Trust has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary in order for each of Series J, the Managing Owner and the Trust (as the case may be) to perform its obligations under this Agreement and under the Advisory Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date (including, without limitation, the Managing Owner’s registration as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA) and such licenses, registrations and approvals have not, to the best of such counsel’s knowledge, after due inquiry, been rescinded, revoked or otherwise removed.

(viii) To such counsel’s knowledge without independent investigation, except as described in the Prospectus, or in a schedule delivered by counsel to the Selling Agent, Series J, the Trust and the Managing Owner prior to the date hereof, there is no pending or threatened, suit or proceeding, known to such counsel, before or by any court, governmental or regulatory body or arbitration panel to which Series J, the Trust and the Managing Owner or any of the assets of Series J, the Trust or the Managing Owner or any of their principals is subject and which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of Series J, the Trust or Managing Owner or any of their principals or which reasonably might be expected materially adversely to affect any of the assets of Series J, the Trust or

Managing Owner or any of their principals or which reasonably might be expected to (A) impair materially Series J’s, the Trust’s or Managing Owner’s (as the case may be) ability to discharge their obligations to the Advisor or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus which is not so disclosed; and, to such counsel’s knowledge, based solely on a representation of a senior officer of the Managing Owner and without having undertaken any independent investigation, neither Series J, Managing Owner or the Trust, nor any of their principals has received any notice of an investigation by (i) the NFA regarding non-compliance with its rules or the CE Act, (ii) the CFTC regarding non-compliance with the CE Act or (iii) any exchange, regarding non-compliance with its rules, which investigation reasonably might be expected to (A) impair materially Series J’s, the Trust’s or Managing Owner’s (as the case may be) ability to discharge its obligations to the Advisor or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus which is not so disclosed.

(ix) The Registration Statement as of its effective date and the Prospectus as of the Closing Date are responsive in all material respects to the requirements of the 1933 Act, including the rules and regulations thereunder, the CE Act, including the rules and regulations thereunder, and the rules and regulations of the NFA, and nothing has come to the attention of such counsel that leads it to believe that either the Registration Statement (at the time it initially became effective and at the time any post-effective amendment thereto became effective) or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading, except that such counsel is not required to express any opinion or belief (A) as to the financial statements or other financial or statistical data, past performance tables and notes thereto or other past performance information contained in the Registration Statement or the Prospectus, or (B) as to any statements or omissions made in reliance on and in conformity with information furnished by the Advisor for the express purpose of inclusion in the Registration Statement or the Prospectus, including, without limitation, references to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor’s Trading Approach and Past Performance History.

In rendering such opinions, such counsel may rely (i) as to matters of fact, on a certificate of an officer of the Managing Owner, unless such counsel has actual knowledge otherwise and (ii) as to matters of law of states other than that in which they are licensed to practice law, upon the opinions of other counsel, in each case satisfactory in form and substance to the Advisor and its counsel, and such counsel shall state that they believe the Advisor may rely on them.

9. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement, or contained in certificates required to be delivered hereunder, shall survive the delivery of any payment for the Interests under the Underwriting Agreement and the termination of the Advisory Agreement and this Agreement, with respect to any matter arising while the Advisory Agreement or this Agreement was in effect. Furthermore, all representations, warranties and covenants hereunder shall inure to the benefit of each of the parties to this Agreement and their respective successors and permitted assigns.

10. Indemnification.

(a) By the Advisor. In any action in which the Selling Agent, the Trust, Series J, Wilmington Trust Company, a Delaware corporation, in its capacity as trustee of the Trust (in such capacity, the “Trustee”) or the Managing Owner, or their respective controlling persons, shareholders, partners, members, managers, directors, officers and/or employees of any of the foregoing are parties, the Advisor agrees to indemnify and hold harmless the foregoing persons against any loss, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) (“Losses”) to which such persons may become subject, insofar as such Losses arise out of or result from (i) any misrepresentation or material breach of any warranty, covenant or agreement of the Advisor contained in this Agreement or (ii) any untrue statement of any material fact contained in the Registration Statement or in the Prospectus or the omission to state in the Registration Statement or in the Prospectus a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made), not misleading in each case under this subclause (ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration Statement or in the Prospectus and approved in writing by the Advisor in the form attached hereto as Exhibit A, including, without limitation, all information relating to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor’s Trading Approach and Past Performance History, and including, but not limited to, any notification by the Advisor to any such person and given under this Agreement, including liabilities under the 1933 Act and the Exchange Act.

(b) Of the Advisor. In any action in which the Advisor, or its controlling persons, or any of the respective shareholders, directors, officers and/or employees (the “Advisor Indemnified Parties”) are parties, Series J, the Trust, the Selling Agent, and the Managing Owner agree (A) to indemnify and hold harmless the Advisor Indemnified Parties against any loss, claim, damage, charge, liability, or expense (including reasonable attorneys and accountants fees) (“Advisor Losses”), insofar as such Advisor Losses arise out of or result from or are based upon (i) any actual or alleged misrepresentation or material breach of any warranty, covenant or agreement of Series J and/or the Trust and/or Selling Agent and/or the Managing Owner contained in this Agreement, (ii) any actual or alleged untrue statement of any material fact contained in the Registration Statement or in the Prospectus or the actual or alleged omission to state in the Registration Statement or in the Prospectus a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made), not misleading, (iii) any actual or alleged failure to comply with any legal requirements relating to the Offering of the Interests (including without limitation, any noncompliance with the requirements of the Exchange Act, and/or the 1933 Act, including the rules and regulations thereunder, in each case with respect to the Offering of Interests), or (iv) any claim relating to or involving the Advisor that is not substantiated, resolved or otherwise finally determined, in each case under subclauses (ii), (iii) or (iv) hereof, except to the extent that such untrue statement, omission or failure was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration Statement or the Prospectus including, without limitation, all information relating to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor’s Trading Approach and Past Performance History, and including but not limited to, any notification required and given under this Agreement, including liabilities under the 1933 Act, the Exchange Act and the CE Act, or (v) situations involving or caused by other advisors of Series J or the Trust (not the Advisor), and (B) to reimburse each of the Advisor Indemnified Parties for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing. With respect to subclause (iv) above only, the Advisor and the Managing Owner agree to negotiate in good faith a reduction, if any, in the indemnification amount required to be paid pursuant to subclause (iv) above to the Advisor based upon the relative responsibility of the Advisor for circumstances giving rise to the Advisor Losses for which indemnification is sought (including, but not limited to, the parties’ assessment of the merits of the claim), provided that in the event the Managing Owner and the Advisor fail to agree on the amount of any such reduction after good faith negotiations, they shall submit the matter to binding arbitration in accordance with Section 15 of this Agreement for the purpose of determining whether the Advisor should bear any responsibility for the Advisor Losses or whether the Advisor is entitled to indemnification for such Advisor Losses in full.

(c) None of the indemnifications contained in this Section 10 shall be applicable with respect to default judgments or confessions of judgment, or to settlements entered into by an indemnified party claiming indemnification without the prior written consent of the indemnifying party.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10 except to the extent, if any, that such failure or delay prejudiced the indemnifying party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it timely notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense therein, and to the extent that it may wish, to assume such defense thereof, with counsel specifically approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, in which event, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 10. Notwithstanding any other provisions of this Section 10, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

(e) Expenses incurred by an indemnified party in defending a threatened or asserted claim or a threatened or pending action shall be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid shall agree in writing to reimburse the indemnifying party in the event indemnification is not permitted under this Section 10 upon final disposition or settlement.

(f) The parties hereto acknowledge and agree on their own behalf that the indemnities provided in this Agreement shall be inapplicable in the event of any loss, claim, damage, charge or liability arising out of or based upon, but limited to the extent caused by, any misrepresentation or breach of any warranty, covenant or agreement of any indemnified party to any indemnifying party contained in this Agreement.

11. Limits on Claims. The Advisor agrees that it will not take any of the following actions against the Trust: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively “Bankruptcy or Insolvency Action”). In addition, the Advisor agrees that for any obligations due and owing to it by Series J or the Trust, the Advisor will look solely and exclusively to the assets of Series J to satisfy its claims and will not seek to attach or otherwise assert a claim against any other assets of the Trust, whether there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

12. Notices. Any notices under this Agreement required to be given shall be effective only if given or confirmed in writing, shall be deemed given by the party providing notice when received by the party to whom notice is being given, and shall be sent certified mail, postage prepaid, or hand delivered, to the following address, or to such other address as a party may specify by written notice to each of the other parties hereto:

If to the Selling Agent:

Kenmar Securities Inc.
900 King Street, Suite 100
Rye Brook, NY 10573
Attention: General Counsel
Facsimile: (914) 307-4045

If to the Managing Owner, Series J or the Trust:

Preferred Investment Solutions Corp.
900 King Street, Suite 100
Rye Brook, NY 10573
Attention: General Counsel
Facsimile: (914) 307–4045

and in either case with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attention: Fred M. Santo, Esq.
Facsimile: (212) 940-8563

If to the Advisor:

Ortus Capital Management (Cayman) Limited
c/o Ortus Capital Management Limited
Unit 2706, 27th Floor
The Center, 99 Queen’s Road Central
Hong Kong
Attn: “James” Xin SHANG
Facsimile: +852 2169 3048

13. Governing Law. This Agreement shall be deemed to be made under the laws of the State of New York applicable to contracts made and to be performed in that State and shall be governed by and construed in accordance with the laws of that State, without regard to the conflict of laws principles.

14. Arbitration, Remedies. Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by non-binding mediation for a period of at least 60 days and, failing that, by arbitration in the City of New York pursuant to the rules of NFA or, if NFA should refuse to accept the matter, the American Arbitration Association. The parties also agree that the award of the arbitrators shall be final and may be enforced in the courts of New York and in any other courts having jurisdiction over the parties.

15. Assignment. This Agreement may not be assigned by any party without the express prior written consent of each of the other parties hereto, except the Advisor shall have full power to delegate the whole or any part of its function hereunder to Ortus Capital Management Limited - a Hong Kong incorporated company and licensed by the Securities and Futures Commission of Hong Kong to carry on asset management (type 9 regulated activity). The protections granted to the Advisor in this Agreement shall also apply to Ortus Capital Management Limited, such protections include Section 10 (b) of this Agreement.

16. Amendment or Modification or Waiver. This Agreement may not be amended or modified except by the written consent of each of the parties hereto.

17. Successors. Except as set forth in Section 10 of this Agreement is made solely for the benefit of and shall be binding upon the Trust, Series J, the Managing Owner, the Selling Agent, the Advisor, and the respective successors and permitted assigns of each of them, and no other person shall have any right or obligation under this Agreement. The terms “successors” and “assigns” shall not include any purchasers, as such, of Interests.

18. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

19. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

20. No Liability of Limited Owners. This Agreement has been made and executed by and on behalf of Series J, the Trust and the Managing Owner, and the obligations of Series J, the Trust and/or the Managing Owner set forth in this Agreement are not binding upon any of the Limited Owners, but rather, are binding only upon the assets and property of Series J, and, to the extent provided herein, upon the assets and property of the Managing Owner.

21. Headings. Headings to Sections in this Agreement are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

22. Complete Agreement. Except as otherwise provided herein, this Agreement and the Advisory Agreement constitute the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

23. Counterparts. This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be deemed to constitute one original instrument.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

WORLD MONITOR TRUST III- SERIES J

By:	PREFERRED INVESTMENT SOLUTIONS CORP., its sole Managing Owner

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Chief Operating Officer and
Senior Executive Vice President

KENMAR SECURITIES, INC.

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Chief Operating Officer and
Senior Executive Vice President

PREFERRED INVESTMENT SOLUTIONS CORP.

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Chief Operating Officer and
Senior Executive Vice President

ORTUS CAPITAL MANAGEMENT (CAYMAN) LIMITED

By:	/s/ Zhongquan Zhou
Name:	“Joe” Zhongquan ZHOU
Title:	Director

EXHIBIT D

ORTUS MAJOR CURRENCY PROGRAM

Investment Philosophy

The Advisor believes that in order to utilize its capital most effectively, it is important to take advantage of the opportunities available in multiple financial markets. Although the Advisor’ investment activities span across global financial markets (including global and regional currencies, global fixed income and equity markets, and commodity markets), the investment strategies are based on the same underlying investment philosophy.

The investment philosophy focuses on the inter-relationship and interplay between any given financial market and its underlying economic fundamentals, that is, the inter-dependence between the financial side and the real side. The real sides of major financial markets are intrinsically inter-related although they often have their own characteristics. For example the global economy is inter-related through trades of goods and services as well as flows of capital through global financial markets, and each economy has its own structural characteristics; in the case of an individual stock, the fundamental or the real side includes, among other things, the company’s balance sheet and operating performance, it also includes, among other things, strengths of its competitors and macro environment in which it operates.

Intuitively, there is a positive association between the financial side and the real side. For example, a positive shock in a country’s performance is usually associated with an appreciation of the country’s currency; a positive surprise in a company’s performance is usually associated with a rise in the company’s stock price. However, it is not fruitful and not enough only to understand this positive association between the two sides.

It is far more important to understand and to measure the feedback relationship between the real side and the financial side over various time horizons. At the early stage of an upward trend in an asset price, there is usually an asymmetric sensitivity of the asset price with respect to the fundamental news. This asymmetric response to news is consistent with an old saying referring to a bull market in stocks: “Good news is good news and no news is good news.” Certainly at this stage of price dynamics, the feedback from the real side to the financial side is positive and dramatic. Uninformed market participants, having observed the asymmetric price action, can derive certain perceptions about future price dynamics that affect the demand for the asset, thus creating a tendency for the asset price to trend. A trend may actually occur if there is also a positive feedback from the financial side to the real side. In many cases, such reverse positive feedbacks do exist, that is, the underlying fundamentals do benefit from firming asset prices. For example, if the US dollar strengthens due to capital flows from the rest of the world, the US economy will usually benefit from such capital flows because capital inflows to the US lower the cost of capital. Thus, a momentum is set in motion in both the real and the financial side, creating great investment opportunities. At the end of an upward price trend, there is an opposite and asymmetric price sensitivity with respect to fundamental news. In this case, good news may not be good news and bad news is really bad.

The Advisor relies on its own proprietary models to capture the essence of the positive association and feedback relationship between asset prices and their underlying economic fundamentals over various time horizons, and to evaluate the risk/reward profile of investment opportunities. The approach is based on innovations and rigorous applications of financial theories and takes into account structural details, inter-relationships, as well as feedback relationships. The same investment philosophy can be applied to stock markets, fixed income markets, commodities markets, as well as to currency markets. Depending on the nature of such inter-relationship and interplay for any given market, the resulting investment horizon can range from a few months to several years. Intuitively, the investment strategies move capital from less “productive” sectors/regions to more “productive” sectors/regions in the global economy based on the Advisor’ proprietary models which identify and evaluate the “productiveness” of capital by taking into account reward as well as risk. The Advisor also relies on its own proprietary risk management strategies that are an integral part of the investment strategies. The risk management strategies aim to maximize upside potential while damping downside shocks. Innovative risk measurement and dynamic strategies to optimally control the portfolio drawdowns are employed to ensure that the portfolio return distribution is skewed to the right, not left (i.e. the high return side, not the low return side).

The resulting investment style has the following characteristics: (1) systematic, quantitative, and model driven; (2) based on independent, extensive, and continuous research; and (3) disciplined and quantitative risk management.

Investment Process and Risk Management

The investment process consists mainly of (1) opportunity identification and evaluation, or market view formation; (2) risk management (portfolio optimization and optimal drawdown control, and other risk management); and (3) ongoing monitoring, calibration and review.

Market View Formation

The Advisor applies its proprietary models to the global financial markets, and calibrates its models as the markets and economies evolve over time. The data inputs that the Advisor uses are available publicly, including economic and monetary data, fiscal and monetary policies, company and/or industry specific data, and financial market data (such as stock prices, exchange rates, interest rates, implied volatility, implied correlations, etc.). Both current and historic data are employed. The Advisor also pays special attention to special events or situations (such as the internet bubble) that may induce abnormal global capital flows. The market views are expressed in terms of the expected moves, risks associated, and the correlations among markets over various time horizons. That is, the market views are represented by joint probability distributions of asset returns over various time horizons, which is in sharp contrast to the common approach that is focused on point estimates of asset prices.

Market views are monitored and reviewed as market conditions change.

Risk Management – Portfolio Optimization

Based on the market views which have taken into account the risks and correlations for various markets under consideration over various time horizons, the Advisor constructs its investment portfolio based on its proprietary portfolio optimization models to optimize the risk/reward profile of the Advisor’s capital. The portfolio optimization is part of the risk management strategy and is related to other risk management measures described below.

Risk Management - Optimal Drawdown Control and Determination of Portfolio Size

Market risks are measured by their impact on Net Asset Value (“NAV”). The traditional measure such as leverage ratios may not capture the true nature of exposure to risks. In addition to the risk allocation by portfolio optimization, the Advisor aims to optimally control the drawdown of NAV (as measured from the previously achieved NAV peak) to within a comfortable limit. The Advisor relies on its own optimal risk management strategies to dampen downside shocks to NAV. As a result, at any time the total size of the portfolio depends, among other things, on the position of the current NAV relative to its previous high, risk tolerance, the size of capital (i.e. the current NAV), and market conditions.

Ongoing Monitoring and Review

The investment process is a dynamic and continuous process. Various dimensions of the investment strategy are monitored and reviewed regularly. Portfolio and model adjustments may be necessary when market conditions change.

Markets and Instruments

The investment strategies are normally implemented through the most liquid segments of the global capital markets that include fixed income markets, equity markets, commodity markets, as well as global and regional currency markets. The capital is allocated to any given market according to, among other things, the relative attractiveness of its risk/reward profile, its relationship with other markets, and the liquidity of the market. The Advisor invests in, holds, sells (including through short sales), trades and otherwise deals in securities, futures, and over-the-counter financial products in global financial markets for investment as well as for risk management purposes. Although the Advisor may employ a wide range of financial instruments such as securities, futures, options, warrants, fixed income products and variable income products, bank deposits, forwards, swaps, and other over-the-counter derivative products, it primarily uses simple plain-vanilla instruments with substantial liquidity such as listed futures contracts and short-term currency forward contracts. The Advisor will seek to use the most efficient instruments to implement any particular strategy.

Currently, the markets involved and instruments used are currency spot transactions and currency forward and swap transactions (with tenors not longer than 12 months) among the major currencies.